EXHIBIT 10.5

SHARE EXCHANGE AGREEMENT

This Agreement ("Agreement") is made and entered into this the 24th day of December 2020 by and between BioNexus Gene Lab Corp, a Wyoming company (the "BioNexus"), and Chemrex Corporation Sdn. Bhd., a Malaysian company ("Chemrex"), and the shareholders of the Chemrex identified on the signatory page of this Agreement (the "Chemrex Shareholders").

* W I T N E S S E T H *

WHEREAS, BioNexus desires to acquire all of the issued and outstanding shares of capital stock of Chemrex from the Chemrex Shareholders in exchange for 68,487,261 shares of BioNexus, and, similarly, the Chemrex Shareholders desire to acquire 68,487,261 shares of common stock of BioNexus in exchange for all of their shares of common stock of the Acquired Corporation, all in a transaction that qualifies under Section 354 and 368(a)(1)(b) of the Internal Revenue Code of 1986, as amended (“Exchange”),

WHEREAS, On the Closing Date, Chemrex will become a wholly-owned subsidiary of BioNexus;

* * *

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived here from, and intending to be legally bound hereby, it is hereby agreed as follows:

ARTICLE I

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF CHEMREX

As an inducement to, and to obtain the reliance of BioNexus, except as set forth in the disclosure schedules of Chemrex delivered to BioNexus by Chemrex at Closing (as defined herein) (“Chemrex Schedules”), Chemrex and the Chemrex Shareholders (jointly and severally) represent and warrant as of the Closing Date (as defined herein), as follows:

Section 1.01. Organization. Chemrex is a company duly incorporated, validly existing, and in good standing under the laws of Malaysia and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. Section Chemrex Schedule 1.01 are complete and correct copies of the memorandum of association and articles of association of Chemrex as in effect on the date hereof. The execution and delivery of this Agreement by the Chemrex does not, and the consummation of the transactions contemplated hereby will not, violate any provision of their respective memorandum of association or articles of association or formation documents. Chemrex has taken all actions required by law, its memorandum of association and articles of association, or otherwise to authorize the execution and delivery of this Agreement. Chemrex has full power, authority, and legal capacity and has taken all action required by law, its memorandum of association and articles of association, and otherwise to consummate the transactions herein contemplated (“Transactions”).

1

Chemrex is duly formed or organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned to be conducted. Chemrex is in possession of all approvals, licenses, and permits necessary to own, lease and operate the properties it purports to own, operate or lease, to carry on its business as it is now being conducted, to consummate the Transactions contemplated under this Agreement. No member of the Chemrex is in violation of any of the provisions of their respective charter documents. Chemrex is not required to qualify to do business as a foreign corporation in any other jurisdiction.

Section 1.02. Capitalization. The number of shares which Chemrex is authorized to issue consists of 1,600,000 shares of a single class, par value of $0.25 (RM1) per share. There are 1,600,000 shares currently issued and outstanding, all of which are held by the Chemrex Shareholders. The issued and outstanding shares are validly issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person. In addition, except as set forth on Chemrex Schedule 1.02, as of the Closing Date, (i) no Chemrex equity shares were reserved for issuance upon the exercise of outstanding options to purchase Chemrex equity shares; (ii) no equity shares were reserved for issuance upon the exercise of outstanding warrants to purchase Chemrex equity shares; (iii) no shares of Chemrex preferred stock were reserved for issuance to any party; and (vi) no common shares were reserved for issuance upon the conversion of Chemrex preferred shares or any outstanding convertible notes, debentures or securities. All outstanding Chemrex equity shares have been issued and granted in compliance with (i) all applicable securities laws and (in all material respects) other applicable laws and regulations, and (ii) all requirements set forth in Chemrex Schedule 1.02.

(b). Other than as stated in subparagraph (a) above, there are no equity securities, partnership interests or similar ownership interests of any class of any equity security of Chemrex, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except as contemplated by this Agreement, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Chemrex is a party or by which it is bound obligating Chemrex to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares, partnership interests or similar ownership interests of Chemrex or obligating Chemrex to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement. There is no plan or arrangement to issue Chemrex common shares or preferred shares except as set forth in this Agreement.

2

Except as contemplated by this Agreement, there are no registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding to which Chemrex is a party or by which it is bound with respect to any equity security of any class of Chemrex s, and there are no agreements to which Chemrex is a party, or which Chemrex has knowledge of, which conflict with this Agreement or the transactions contemplated herein or otherwise prohibit the consummation of the transactions contemplated hereunder.

Section 1.03. Subsidiaries and Predecessor Corporations. Except as set forth in the Chemrex Schedule 1.03, Chemrex does not have and has not had any subsidiaries, and does not own, beneficially or of record, any shares of any other corporation.

Section 1.04. Financial Statements.

(a). Included in the Chemrex Schedule 1.04 are the audited balance sheets of Chemrex as of December 31, 2019 and December 31, 2018 and the related audited statements of operations, shareholders’ equity and cash flows for the fiscal years ended December 31, 2019 and December 31, 2018 together with the notes to such statements and the opinion of SY Low and Company, independent chartered accountants and the unaudited balance sheet as of November 30, 2020 and related unaudited statements of operations, shareholders’ equity and cash flows for the 11 months period ended November 30, 2020.

(b). All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The Chemrex balance sheets are true and accurate and present fairly as of their respective dates the financial condition of Chemrex in all material respects. As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, Chemrex had no material liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of Chemrex, in accordance with generally accepted accounting principles. The statements of operations, shareholders’ equity and cash flows reflect fairly the information required to be set forth therein by generally accepted accounting principles.

(c). there no tax liens or outstanding tax audits affecting Chemrex, Chemrex has duly and punctually paid all governmental fees and taxation which it has become liable to pay and has duly allowed for all taxation reasonably foreseeable and is under no liability to pay any penalty or interest in connection with any claim for governmental fees or taxation and Chemrex has made any and all proper declarations and returns for taxation purposes and all information contained in such declarations and returns is true and complete and full provision or reserves have been made in its financial statements for all governmental fees and taxation.

(d). The books and records, financial and otherwise, of Chemrex are in all material aspects complete and correct and have been maintained in accordance with generally accepted accounting principles consistently applied throughout the periods involved.

3

(e). All of Chemrex’s assets are reflected on its financial statements or as set forth in the Chemrex Schedules, and all of Chemrex’s material liabilities, direct or indirect, matured or unmatured, contingent or otherwise are reflected on its financial statements or as set forth in the Chemrex Schedules.

(f). Except as set forth in the Chemrex financial statements, Chemrex is not liable upon or with respect to, or obligated in any other way to provide funds in respect of or to guarantee or assume in any manner, any debt, obligation or dividend of any person, corporation, association, partnership or other entity, and there is no basis for the assertion of any other claim or liability of any nature or in any amount which, singularly or in the aggregate, are material.

Section 1.05. Title to Assets; Liens, Etc. Chemrex has good and marketable title to its assets, including the assets reflected in the most recent balance sheet included in the Chemrex financial statements as set forth in Chemrex Schedule 1.04, and in each case subject to no mortgage, pledge, lien, lease, encumbrance, restriction, or charge, other than those disclosed in the Chemrex financial statements as set forth in Chemrex Schedule 1.04.

Section 1.06. Real Estate. Chemrex Schedule 1.06 identifies all of the real property owned or leased by Chemrex (“Real Property”) as well as any leasehold interests (including any sub-leases) held by third parties to the Real Property (“Leasehold Interests”).

Except as set forth in Chemrex Schedule 1.06 with respect to the Real Property;

(a) The Real Property is owned free and clear of all liens, claims, charges and encumbrances of any kind or nature. There are no pending condemnation proceedings, lawsuits or administrative actions pending or threatened with respect to the Real Property or other matters that would materially affect the current use, occupancy or value thereof.

(b). All facilities within the Real Property have received all approvals of Governmental authorities required in connection with the ownership or operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations.

(c). There are no leases, subleases, licenses, concessions, or other agreements, written or oral, granting to any party for parties the right of use or occupancy of any portion of the Real Property.

(d). There are no outstanding options or rights of first refusal to purchase the Real Property, or any portion thereof or interest therein.

(e). All facilities located on the Real Property are supplied with utilities and other services necessary for the operation of such facilities, including gas, electricity, water, telephone, sanitary sewer, storm sewer, all of which are adequate, are in accordance with applicable laws, ordinances, rules, and regulations and are provided via public roads or permanent irrevocable easements.

4

Except as set forth in Chemrex Schedule 1.06 with respect to the Leasehold Interests;

(a). They are legal, valid, binding, enforceable, and in full force and effect.

(b). They will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby.

(c). No party to the Leasehold Interests is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder.

(d). No party to the Leasehold Interests had repudiated any provision thereof.

(e). Chemrex has not assigned, transferred, conveyed, mortgage, deed in trust, or encumbered any interest in into the Leasehold Interests.

(f). All facilities regarding the Leasehold Interests thereunder have received all approvals of governmental authorities required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws rules and regulations.

(g). All Leasehold Interests are supplied with utilities and other services necessary for the operation of such facilities.

Section 1.07. Tangible Assets. Chemrex owns or leases all buildings, equipment, vehicles, and other tangible assets necessary for the conduct of its business as presently conducted and as presently proposed to be conducted. Each such tangible asset is free from defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purpose for which it is presently being used and presently proposed to be used.

Section 1.08. Inventory. The inventory of consists of raw materials and supplies, all of which are merchantable and fit for the purpose for which it was procured for wholesale, and none of it is slow moving, obsolete, damaged or defective, subject only to the reserves for inventory write down set forth in the most recent balance sheet of Chemrex set forth in the Chemrex Schedule 1.04.

Section 1.09. Trade Receivables. All trade receivables and other receivables are valid and receivable subject to no set offs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts at set forth in the most recent balance sheet of Chemrex set forth in the Chemrex Schedule 1.04.

Section 1.10. Insurance. Chemrex Schedule 1.10 sets forth each insurance policy including policies providing property, casualty, liability, and workers compensation coverage and bond and surety arrangements to which Chemrex has been a party, and a named insured or otherwise a beneficiary of such coverage.

5

With respect to each such policy;

(a). the policy is legal, valid, binding, enforceable, and in full force and effect;

(b). the policy would continue to be legal, valid, binding, enforceable, and enforceable in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

(c). Chemrex is not in breach or default with respect to any insurance policy and no event has a curd which, with no disorder lapse of time would constitute such breach or default, or prevent termination, modification, or acceleration, under the policy; and

(d). no party to the policy has repudiated any position thereof.

Chemrex has been covered during the past 10 years by insurance in scope and amount customary and reasonable for the business in which it has engaged during such time.

Section 1.10. Product Liability. Chemrex has no liability, pending or threatened, arising out of any injury to individuals or property as a result of the ownership, possession or use of any product manufactured, sold, leased, or delivered by Chemrex.

Section 1.11. Employees and Consultants. Chemrex Schedule 1.11 is a true, correct and complete list of all employees, consultants, agents or other compensated persons of Chemrex as of the date of hereof (and updated at Closing if different) who are compensated at annual rates of $30,000 USD or more, together with their positions, annual salaries, and other compensation, including accruals for vacation through such date(s). Except as set forth on Chemrex Schedule 1.11, Chemrex has not granted or become obligated to grant any increases in the wages or salary of, or paid or become obligated to pay any bonus or made or become obligated to make any similar payment or grant any benefit to or on behalf of, any officer, employee, consultant or agent. Except as set forth on Chemrex Schedule 1.11, Chemrex has no direct or indirect, express or implied, obligation to pay severance or termination pay to any officer, employee or other party or to pay any amounts to any consultant, agent or similar person or entity. Chemrex has no knowledge that any current employee would not continue with his/her employment relationship with Chemrex notwithstanding the change of control contemplated by this Agreement.

Section 1.12. Absence of Certain Changes or Events. Since November 30, 2020 and except as disclosed in this Agreement (including Chemrex Section 1.12):

(a). there has not been (i) any change in the condition (financial or otherwise), assets, liabilities, capitalization, business or business prospects of Chemrex which, individually or in the aggregate, have been materially adverse, (ii) any damage, destruction or loss to Chemrex (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition of the Chemrex, (iii) any indebtedness for borrowed money, issuance or sale of debt securities or discharge of any liabilities or obligations, (iv) any mortgage, pledge or lien, lease, security interest or other charge or encumbrance on any asset of Chemrex, (v) any payment of any amount of indebtedness prior to the due date, any material debts or claims forgiven or canceled, or any material rights or claims released or waived, (vi) any contract for or payment of any capital expenditure in excess of $25,000 not in the ordinary course of business, or (vii) any write up or write down of the carrying cost of any asset.

6

(b). Chemrex has not (i) amended its memorandum of association or articles of association; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to shareholders or purchased or redeemed, or agreed to purchase or redeem, any of its shares; (iii) waived any rights of value which in the aggregate are outside of the ordinary course of business or material considering the business of the Chemrex; (iv) entered into any transactions or agreements other than in the ordinary course of business; (v) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vi) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its salaried employees whose monthly compensation exceed $10,000; or (vii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for or with its officers, directors, or employees; and

(c). Chemrex has not (i) granted or agreed to grant any options, warrants or other rights for its stocks, bonds or other corporate securities calling for the issuance thereof, (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except as disclosed herein and except liabilities incurred in the ordinary course of business; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights or canceled, or agreed to cancel, any debts or claims; or (iv) issued, delivered, or agreed to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock) except in connection with this Agreement.

(d). to their knowledge, Chemrex has become subject to any law or regulation which materially and adversely affects, or in the future, may adversely affect, the business, operations, properties, assets or condition of the Chemrex.

Section 1.13. Litigation and Proceedings. Except as disclosed on Chemrex Schedule 1.13, there are no actions, suits, proceedings, court orders, or investigations pending or, to the knowledge of Chemrex after reasonable investigation, threatened by or against Chemrex or affecting Chemrex or its business or properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. Chemrex does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

7

Section 1.14. Contracts.

(a). All “material” contracts, agreements, franchises, license agreements, debt instruments or other commitments to which Chemrex is a party or by which it or any of its assets, products, technology, or properties are bound other than those incurred in the ordinary course of business are set forth on the Chemrex Schedule 1.14. A “material” contract, agreement, franchise, license agreement, debt instrument or commitment is one which (i) will remain in effect for more than six (6) months after the date of this Agreement and (ii) involves aggregate obligations of at least fifty thousand dollars ($50,000), including contracts including (a) those that restrict business activities (including any non-compete or standstill agreement), (b) any intellectual property agreement (including any license agreements), (c) any partnership or joint venture agreement, and (d) any transactions with the Chemrex and any affiliates thereof.

(b). All contracts, agreements, franchises, license agreements, and other commitments to which Chemrex is a party or by which its properties are bound and which are material (as defined above) to the operations of Chemrex taken as a whole are valid and enforceable by Chemrex in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally, and there are no violations or breaches of any material agreement by any party; and

(c). Except as included or described in the Chemrex Schedule 1.14 or reflected in the most recent Chemrex balance sheet, Chemrex is not a party to any oral or written (i) material contract for the employment of any officer or employee; (ii) material profit sharing, bonus, deferred compensation, stock option, severance pay, pension, employee benefit or retirement plan, (iii) material agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation; (vi) material collective bargaining agreement; (vii) material agreement with any present or former officer or director of Chemrex, (v) there have been no employees strikes or labor disputes involving any employees of Chemrex, and (vi) no form of compensation in a material amount payable or due to any employee of Chemrex is in arrears.

Section 1.15. Intellectual Property. Except as set forth on Chemrex Schedule 1.15, Chemrex owns or possesses licenses or rights to use all patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names and copyrights that it believes are necessary to enable it to conduct its business as now operated (the “Intellectual Property”). Except as set forth on Chemrex Schedule 1.15, there are no material options, licenses or agreements relating to the Intellectual Property, nor is the Chemrex bound by, or a party to, any material options, licenses or agreements relating to the patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names or copyrights of any other person or entity. Except as set forth on Chemrex Schedule 1.15, there is no claim or action or proceeding pending or, to the Chemrex’s knowledge, threatened, that challenges the right of the Chemrex or any subsidiary with respect to any Intellectual Property.

Section 1.16. Environmental Laws. To the best of the knowledge of Chemrex, it (a) is in compliance with any and all Environmental Laws (as hereinafter defined), (b) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business, (c) is in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (a), (b) and (c), the failure to so comply would reasonably be expected to have, individually or in the aggregate, a material adverse change in the business, operations, property, inventory, assets, or condition of Chemrex and (d) has not exposed any employee to consultant to any Hazardous Materials (as hereinafter defined). The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

8

Section 1.17 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of any indenture, mortgage, deed of trust, or other material agreement, or instrument to which Chemrex is a party or to which any of its assets, properties or operations are subject. In addition, the series of contractual agreements between Chemrex and Chemrex referred to in the recitals hereof have been approved by the respective boards of directors and shareholders of both companies.

Section 1.18. Compliance With Laws and Regulations. To the best of its knowledge, Chemrex has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of Chemrex or except to the extent that noncompliance would not result in the occurrence of any material liability for Chemrex. This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

Section 1.19. Approval of Agreement. The Board of Directors of Chemrex has authorized the execution and delivery of this Agreement by Chemrex and has approved this Agreement and the transactions contemplated hereby, and will recommend to the Chemrex Shareholders that the Exchange be accepted.

Section 1.20. Valid Obligation. This Agreement and all agreements and other documents executed by the Chemrex, as applicable, in connection herewith constitute the valid and binding obligation of the Chemrex , enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 1.21. Applicable Laws and Regulations. Chemrex are in compliance with applicable laws and regulations governing its business. All material consents, permits, approvals, authorizations or licenses requisite under applicable law for the due and proper establishment and operation of the Chemrex doing business in each applicable jurisdiction have been duly obtained from the relevant governmental authorities and are in full force and effect.

9

Section 1.22. Taxes. Chemrex has filed all federal, state, local and foreign tax returns which are due or has obtained appropriate extensions with respect thereto and all such returns are true and correct in all material respects as filed. All taxes and governmental charges of any kind or character levied or assessed against the property, asset, income, receipts, payrolls, employee benefits, transactions, capital, net worth or franchises of Chemrex have been paid, other than taxes or charges the payment of which is not yet due, or if due, is not yet delinquent and which amounts (with description) are set forth on Chemrex Schedule 1.22. Able has not received any notice of deficiency for assessment of additional taxes and Able is not a party to any action or proceeding by any governmental authority for assessment or collection of taxes with respect to its business or assets. No deficiency assessment or proposed adjustment of Chemrex's federal, state, or local or foreign taxes is pending, except for taxes incurred by it in the ordinary course of business allocable to the most recent taxable quarter. Chemrex has no knowledge of any proposed liability for any tax to be imposed upon the properties, assets, or business of Chemrex for which there is no adequate reserve reflected in the balance sheets forth on Chemrex Schedule 1.04.

Section 1.23. Material Transactions or Affiliations. Except as disclosed in Schedule 1.23, or in any other Chemrex Schedule, there exists no contract, agreement or arrangement between the Chemrex and any predecessor and any person who was at the time of such contract, agreement or arrangement an officer, director, or person owning of record or known by the Chemrex to own beneficially, 5% or more of the issued and outstanding shares or equity interest of Chemrex and which is to be performed in whole or in part after the date hereof or was entered into not more than three years prior to the date hereof. Chemrex has no commitment, whether written or oral, to lend any funds to, borrow any money from, or enter into any other transaction with, any affiliated person.

Section 1.24. Sarbanes-Oxley; Disclosure Controls. Chemrex will be in compliance in all material respects with all of the provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it after the Exchange. Chemrex shall establish disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Securities Exchange Act of 1934, as amended (“Exchange Act”)) for Chemrex and design such disclosure controls and procedures to ensure that material information relating to Chemrex is made known to the certifying officers by others within those entities.

Section 1.25. Information. The information concerning Chemrex set forth in this Agreement and in the Chemrex Schedules is complete and accurate in all material respects as required under the Agreement and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. In addition, Chemrex has fully disclosed in writing to BioNexus (through this Agreement or the Chemrex Schedules) all information relating to matters involving Chemrex or its assets or its present or past operations or activities which (i) indicated or may indicate, in the aggregate, the existence of a greater than $10,000 liability, (ii) have led or may lead to a competitive disadvantage on the part of Chemrex or (iii) either alone or in aggregation with other information covered by this Section, otherwise have led or may lead to a material adverse effect on Chemrex, its assets, or its operations or activities as presently conducted or as contemplated to be conducted after the Closing Date, including, but not limited to, information relating to governmental, employee, environmental, litigation and securities matters and transactions with affiliates.

10

ARTICLE II

REPRESENTATIONS, COVENANTS, AND WARRANTIES REGARDING BIONEXUS

As an inducement to, and to obtain the reliance of Chemrex and the Chemrex Shareholders, BioNexus represent and warrant, as of the date hereof and as of the Closing Date (to their respective actual knowledge only), as follows:

Section 2.01. Organization. BioNexus is a company duly incorporated, validly existing, and in good standing under the laws of Wyoming and its subsidiary is duly incorporated, validly existing, and in good standing under the laws of Malaysia. BioNexus has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. BioNexus has provided to Chemrex complete and correct copies of the Articles of Incorporation, as amended, of BioNexus and Certificate of Incorporation, as amended, of its subsidiary as in effect on the date hereof (collectively “BioNexus Charter Documents”). The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of BioNexus Charter Documents. BioNexus has taken all action required by law, its BioNexus Charter Documents or otherwise to authorize the execution and delivery of this Agreement, and BioNexus has full power, authority, and legal right and has taken all action required by law, its BioNexus Charter Documents or otherwise to consummate the transactions herein contemplated.

Section 2.02. Capitalization.

(a). BioNexus’s authorized share capital consists of 300,000,000 shares of common stock, no par value, and 30,000,000 shares of preferred stock, no par value. The issued and outstanding shares are 102,730,891 common shares and no preferred shares, excluding the Exchange Shares. As of the Closing Date, (i) no BioNexus’s common shares were reserved for issuance upon the exercise of outstanding options to purchase BioNexus common shares; (ii) no common shares were reserved for issuance upon the exercise of outstanding warrants to purchase BioNexus common shares; (iii) no shares of preferred stock were reserved for issuance to any party; and (vi) no common shares were reserved for issuance upon the conversion of BioNexus preferred shares or any outstanding convertible notes, debentures or securities. All outstanding BioNexus common shares have been issued and granted in compliance with (i) all applicable securities laws and (in all material respects) other applicable laws and regulations, and (ii) all requirements set forth in any applicable Contracts.

(b). Other than as stated in subparagraph (a) above, there are no equity securities, partnership interests or similar ownership interests of any class of any equity security of BioNexus, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except as contemplated by this Agreement, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which BioNexus is a party or by which it is bound obligating BioNexus to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares, partnership interests or similar ownership interests of BioNexus or obligating BioNexus to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement. There is no plan or arrangement to issue BioNexus common shares or preferred shares except as set forth in this Agreement.

11

Except as contemplated by this Agreement, there are no registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding to which BioNexus is a party or by which it is bound with respect to any equity security of any class of BioNexus, and there are no agreements to which BioNexus is a party, or which BioNexus has knowledge of, which conflict with this Agreement or the transactions contemplated herein or otherwise prohibit the consummation of the transactions contemplated hereunder.

Section 2.03. Subsidiaries and Predecessor Corporations. BioNexus has one (1) subsidiary, Bionexus Gene Lab Sdn. Bhd., a Malaysian company, and except for the subsidiary, does not own, beneficially or of record, any shares of any other corporation.

Section 2.04. Financial Statements.

(a). BioNexus’ audited balance sheets as of December 31, 2019 and December 31, 2018 and related audited statements of operations, shareholders’ equity and cash flows together with the notes to such statements and the opinion of Total Asia Associates Plt, independent certified public accountants, with respect thereto are set forth in the BioNexus SEC Reports (as defined below);

(b). BioNexus’s unaudited balance sheets of September 30, 2020 and the related unaudited statements of operations, shareholders’ equity and cash flows for the quarters ended on such dates are set forth in the BioNexus SEC Reports;

(c). All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The BioNexus balance sheets are true and accurate and present fairly as of their respective dates the financial condition of BioNexus. As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, BioNexus had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of BioNexus, in accordance with generally accepted accounting principles. The statements of operations, shareholders’ equity and cash flows reflect fairly the information required to be set forth therein by generally accepted accounting principles;

12

(d). BioNexus has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable;

(e). BioNexus has timely filed all state, federal or local income and/or franchise tax returns required to be filed by it from inception to the date hereof. Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial;

(f). The books and records, financial and otherwise, of BioNexus are in all material aspects complete and correct and have been maintained in accordance with generally accepted accounting principles consistently applied throughout the periods involved; and

(g). All of BioNexus’s assets are reflected on its financial statements, and, except as set forth in the financial statements of BioNexus or the notes thereto, BioNexus has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

Section 2.05. Information. The information concerning BioNexus set forth in this Agreement, the BioNexus SEC Reports and as provided to Chemrex by BioNexus is complete and accurate in all material respects and does not contain any untrue statements of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. In addition, as set forth in the BioNexus SEC Reports, BioNexus has fully disclosed in writing to Chemrex (through this Agreement or otherwise ) all information relating to matters involving BioNexus or its assets or its present or past operations or activities which (i) indicated or may indicate, in the aggregate, the existence of a greater than $10,000 liability, (ii) have led or may lead to a competitive disadvantage on the part of BioNexus or (iii) either alone or in aggregation with other information covered by this Section, otherwise have led or may lead to a material adverse effect on BioNexus, its assets, or its operations or activities as presently conducted or as contemplated to be conducted after the Closing Date, including, but not limited to, information relating to governmental, employee, environmental, litigation and securities matters and transactions with affiliates.

Section 2.06. Title to Assets; Liens, Etc. BioNexus has good and marketable title to its assets, including the assets reflected in the most recent balance sheet included in the BioNexus SEC Reports, and in each case subject to no mortgage, pledge, lien, lease, encumbrance, restriction, or charge, other than those disclosed in the BioNexus SEC Reports.

Section 2.07. Absence of Certain Changes or Events. Since September 30, 2020 and except as disclosed in the Agreement, any schedule or any BioNexus SEC Report:

(a). there has not been (i) any material adverse change in the business, operations, properties, assets or condition of BioNexus or (ii) any damage, destruction or loss to BioNexus (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition of BioNexus;

13

(b). BioNexus has not (i) amended its Articles of Incorporation except as required by or referenced in this Agreement; (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its shares; (iii) waived any rights of value which in the aggregate are outside of the ordinary course of business or material considering the business of BioNexus; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any transactions or agreements other than in the ordinary course of business; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its salaried employees whose monthly compensation exceed $10,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for or with its officers, directors, or employees;

(c). BioNexus has not (i) granted or agreed to grant any options, warrants, or other rights for its stock, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds; (iii) incurred, paid or agreed to pay any material obligations or liabilities (absolute or contingent) other than current liabilities reflected in or shown on the most recent BioNexus balance sheet and current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this Agreement and the consummation of the transaction contemplated hereby; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $10,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value less than $10,000); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of BioNexus; or (vi) issued, delivered or agreed to issue or deliver, any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock), except in connection with this Agreement; and

(d). to the knowledge of BioNexus, BioNexus has not become subject to any law or regulation which materially and adversely affects, or in the future, may adversely affect, the business, operations, properties, assets or condition of BioNexus.

Section 2.08. Litigation and Proceedings. There are no actions, suits, proceedings or investigations pending or, to the knowledge of BioNexus after reasonable investigation, threatened by or against BioNexus or affecting BioNexus or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. BioNexus has no knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality or any circumstance which after reasonable investigation would result in the discovery of such default.

14

Section 2.09. Contracts.

Except as disclosed in this Agreement or in any BioNexus SEC Report;

(a). BioNexus is not a party to, and its assets, products, technology and properties are not bound by, any material contract, franchise, license agreement, agreement, debt instrument or other commitments whether such agreement is in writing or oral;

(b). BioNexus is not a party to or bound by, and the properties of BioNexus are not subject to any material contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award; and

(c). BioNexus is not a party to any material oral or written (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension, employee benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation, (vi) collective bargaining agreement; or (vii) agreement with any present or former officer or director of BioNexus.

Section 2.10. No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which BioNexus is a party or to which any of its assets, properties or operations are subject.

Section 2.11. Compliance With Laws and Regulations. To the best of its knowledge, BioNexus has complied with all applicable statutes and regulations of any federal, state, or other applicable governmental entity or agency thereof. This compliance includes, but is not limited to, the filing of all reports and forms to date with federal and state securities authorities.

Section 2.12. Approval of Agreement. The Board of Directors of BioNexus has authorized the execution and delivery of this Agreement by BioNexus and has approved this Agreement and the transactions contemplated hereby.

Section 2.13. Material Transactions or Affiliations. Except as disclosed herein (including Section 2.07) or any BioNexus SEC Report, there exists no contract, agreement or arrangement between BioNexus and any predecessor and any person who was at the time of such contract, agreement or arrangement an officer, director, or person owning of record or known by BioNexus to own beneficially, 5% or more of the issued and outstanding Common shares of BioNexus and which is to be performed in whole or in part after the date hereof or was entered into not more than three years prior to the date hereof. BioNexus has no commitment, whether written or oral, to lend any funds to, borrow any money from, or enter into any other transaction with, any affiliated person.

15

Section 2.14. Intellectual Property. Except as set forth in any BioNexus SEC Report, BioNexus owns or possesses licenses or rights to use all patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names and copyrights that it believes are necessary to enable it to conduct its business as now operated (the “Intellectual Property”). Except as set forth in any BioNexus SEC Report, there are no material options, licenses or agreements relating to the Intellectual Property, nor is the BioNexus bound by, or a party to, any material options, licenses or agreements relating to the patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names or copyrights of any other person or entity. Except as set forth in any BioNexus SEC Report, there is no claim or action or proceeding pending or, to the BioNexus’ knowledge, threatened, that challenges the right of the BioNexus or any subsidiary with respect to any Intellectual Property.

Section 2.15. Environmental Laws. To the best of the knowledge of BioNexus, it (a) is in compliance with any and all Environmental Laws (as hereinafter defined), (b) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business, (c) is in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (a), (b) and (c), the failure to so comply would reasonably be expected to have, individually or in the aggregate, a material adverse change in the business, operations, property, inventory, assets, or condition of Chemrex and (d) has not exposed any employee to consultant to any Hazardous Materials (as hereinafter defined). The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

Section 2.16. Valid Obligation. This Agreement and all agreements and other documents executed by BioNexus in connection herewith constitute the valid and binding obligation of BioNexus, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

16

Section 2.17. SEC Filings; Financial Statements.

(a). There has been available on EDGAR, copies of each report and registration statement filed by BioNexus with the Securities and Exchange Commission (“SEC”) prior to the date of this Agreement (the “BioNexus SEC Reports”). As of their respective dates, to BioNexus’s knowledge, the BioNexus SEC Reports: (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act of 1933, as amended (“Securities Act”), the Exchange Act or the Sarbanes-Oxley Act of 2002, as applicable and as the case may be, and the rules and regulations of the SEC thereunder applicable to such BioNexus SEC Reports, and (ii) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing and as so amended or superseded) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b). Each set of financial statements (including, in each case, any related notes thereto) contained in the BioNexus SEC Reports comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-Q promulgated under the Exchange Act) and each fairly presents in all material respects the financial position of BioNexus at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to have a material adverse change on BioNexus taken as a whole.

(c). There are no amendments or modifications to BioNexus SEC Reports which have not yet been filed with the SEC but which will be required to be filed, including any agreements, documents or other instruments which previously had been filed by Purchaser with the SEC pursuant to the Securities Act or the Exchange Act.

(d). The are no outstanding comment or other letters from the SEC to BioNexus which have not been satisfied by BioNexus.

(e). There are no outstanding written communications from Financial Industry Regulatory Authority (FINRA) regarding BioNexus.

(f). All the accounts, books, registers, ledgers, Board minutes and financial and other records of whatsoever kind of Purchaser have been fully, properly and accurately kept and completed; there are no material inaccuracies or discrepancies of any kind contained or reflected therein; and they give and reflect a true and fair view of the financial, contractual and legal position of BioNexus.

Section 2.18. Title to Property. Except as stated in the BioNexus SEC Reports, BioNexus does not own or lease any real property or personal property. There are no options or other contracts under which BioNexus has a right or obligation to acquire or lease any interest in real property or personal property.

17

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF

THE CHEMREX SHAREHOLDERS

The Chemrex Shareholders hereby represents and warrants, solely but not jointly, to BioNexus as follows.

Section 3.01. Good Title. Each of the Chemrex Shareholders is the record and beneficial owner, and has good title to the shares of Chemrex as set opposite such shareholders name on Schedule 4.01 (“Chemrex Shares”), with the right and authority to sell and deliver such Chemrex Shares, free and clear of all liens, claims, charges, encumbrances, pledges, mortgages, security interests, options, rights to acquire, proxies, voting trusts or similar agreements, restrictions on transfer or adverse claims of any nature whatsoever. At Closing, BioNexus will receive good title to such Chemrex Shares, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature or restriction.

Section 3.02. Power and Authority. Each of the Chemrex Shareholders has the legal power, capacity and authority to execute and deliver this Agreement to consummate the transactions contemplated by this Agreement, and to perform his obligations under this Agreement. This Agreement constitutes a legal, valid and binding obligation of the Chemrex Shareholders, enforceable against the Chemrex Shareholders in accordance with the terms hereof.

Section 3.03. No Conflicts. The execution and delivery of this Agreement by the Chemrex Shareholders and the performance by the Chemrex Shareholders of their obligations hereunder in accordance with the terms hereof: (a) will not require the consent of any third party or governmental entity under any laws; (b) will not violate any laws applicable to the Chemrex Shareholders and (c) will not violate or breach any contractual obligation to which the Chemrex Shareholders are a party.

Section 3.04. Finder’s Fee. Each of the Chemrex Shareholders represents and warrants that it has not created any obligation for any finder’s, investment banker’s or broker’s fee in connection with the Exchange.

Section 3.05. Purchase Entirely for Own Account. The Exchange Shares (as defined in Section 4.01 herein) proposed to be acquired by each of the Chemrex Shareholders hereunder will be acquired for investment for its own account, and not with a view to the resale or distribution of any part thereof, and each of the Chemrex Shareholders has no present intention of selling or otherwise distributing the Exchange Shares, except in compliance with applicable securities laws.

Section 3.06. Acquisition of Exchange Shares for Investment.

(a). Each Chemrex Shareholder is acquiring the Exchange Shares for investment for Chemrex Shareholder’s own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and each Chemrex Shareholder has no present intention of selling, granting any participation in, or otherwise distributing the same. Each Chemrex Shareholder further represents that he or she does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Exchange Shares.

18

(b). Each Chemrex Shareholder represents and warrants that he or she: (i) can bear the economic risk of his respective investments, and (ii) possesses such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the investment in BioNexus and its securities.

(c). Each Chemrex Shareholder is not a “U.S. Person” as defined in Rule 902(k) of Regulation S of the Securities Act (“Regulation S”) (each a “Non-U.S. Shareholder”) and each understands that the Exchange Shares are not registered under the Securities Act and that the issuance thereof to such Chemrex Shareholder is intended to be exempt from registration under the Securities Act pursuant to Regulation S. Each Non-U.S. Shareholder has no intention of becoming a U.S. Person. At the time of the origination of contact concerning this Agreement and the date of the execution and delivery of this Agreement, each Non-U.S. Shareholder was outside of the United States. Each certificate representing the Exchange Shares shall be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable federal or state securities laws:

“THE SECURITIES ARE BEING OFFERED TO INVESTORS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”)) AND WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION S PROMULGATED UNDER THE SECURITIES ACT.”

“TRANSFER OF THESE SECURITIES IS PROHIBITED, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

(d). Each Chemrex Shareholder acknowledges that neither the SEC, nor the securities regulatory body of any state or other jurisdiction, has received, considered or passed upon the accuracy or adequacy of the information and representations made in this Agreement.

(e). Each Chemrex Shareholder acknowledges that he has carefully reviewed such information as he has deemed necessary to evaluate an investment in BioNexus and its securities. To the full satisfaction of each Chemrex Shareholder, he has been furnished all materials that he has requested relating to BioNexus and the issuance of the Exchange Shares hereunder, and each Chemrex Shareholder has been afforded the opportunity to ask questions of BioNexus’s representatives to obtain any information necessary to verify the accuracy of any representations or information made or given to the Chemrex Shareholders. Notwithstanding the foregoing, nothing herein shall derogate from or otherwise modify the representations and warranties of BioNexus set forth in this Agreement, on which each of the Chemrex Shareholders have relied in making an exchange of his shares Chemrex for the Exchange Shares.

19

(f). Each Chemrex Shareholder understands and agrees that the Exchange Shares may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, including Regulation S, and that in the absence of an effective registration statement covering the Exchange Shares or any available exemption from registration under the Securities Act, the Exchange Shares may have to be held indefinitely. Each Chemrex Shareholder further acknowledges that the Exchange Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of Rule 144 are satisfied (including, without limitation, BioNexus’s compliance with the reporting requirements under the Exchange Act), and further, BioNexus will refuse to register any transfer of securities by a Chemrex Shareholder not made according to Regulation S, the Securities Act or other exemption thereof.

(g). Each Chemrex Shareholder is familiar with the “bad actor” provisions of Rule 506(d) under the Securities Act (“Rule 506(d)”), and such Chemrex Shareholder, inclusive of the control persons of the Chemrex Shareholder, is not and has not been subject to or experienced any of the events described in Rule 506(d)(1)(i)-(viii) (a "Disqualifying Event"). Chemrex Shareholder agrees to notify BioNexus as soon as practicable of the Chemrex Shareholder, inclusive of the control persons of the Chemrex Shareholder, becoming subject to or experiencing a Disqualifying Event or the occurrence of any other event that would cause the representations set forth in the preceding sentence to be inaccurate.

(h). Each Chemrex Shareholder agrees that, notwithstanding anything contained herein to the contrary, the warranties, representations, agreements and covenants of the Chemrex Shareholder under this Section 3.06 shall survive the Closing for a period of three years.

ARTICLE IV

PLAN OF EXCHANGE

Section 4.01. The Exchange.

(a). On the terms and subject to the conditions set forth in this Agreement, at Closing (as defined herein), each Chemrex Shareholder shall be deemed the beneficial and record owner of number of preferred shares of BioNexus set opposite each Chemrex’s Shareholder’s name as set forth on Schedule 4.01, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description (“Exchange Shares”). Certificates representing the respective shares of BioNexus shall be delivered to the Chemrex Shareholders within ten (10) days from the Closing.

(b). On the terms and subject to the conditions set forth in this Agreement, at Closing, each Chemrex Shareholder shall deliver to BioNexus, the number of common shares of Chemrex set opposite each Chemrex Shareholder’s name as set forth on Schedule 4.01, together with stock powers in favor of BioNexus (“Chemrex Shares”), free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description. The parties hereby acknowledged that share certificates of the Chemrex have not been issued to each of the Chemrex Shareholders.

20

Upon consummation of the transaction contemplated herein, all of the issued and outstanding shares of Chemrex shall be held by BioNexus. Upon consummation of the transaction contemplated herein, there shall be 171,218,152 common shares and no preferred shares issued and outstanding of BioNexus, of which 102,731,891 common shares will be held by the existing BioNexus shareholders and 68,487,261 common shares will be held by the Chemrex Shareholders.

Section 4.02. Closing. The closing (the “Closing” or the “Closing Date”) of the transactions contemplated by this Agreement shall occur ") will occur no later than December 28, 2020 or such later date as agreed to in writing by the parties ("Closing Date"). Such Closing shall take place at a mutually agreeable time and place, and be conditioned upon all of the conditions of the Offering being met.

Section 4.03. Closing Events. At the Closing, BioNexus, Chemrex and the Chemrex Shareholders shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered), any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

Section 4.05. Termination. In the event the parties are unable to effect a Closing of the transactions contemplated herein on or before the Closing Date, then in such event; this Agreement shall be deemed null and void and no obligation, right or liability shall arise hereunder.

ARTICLE V

SPECIAL COVENANTS

Section 5.01. Access to Properties and Records. BioNexus and Chemrex will each afford to the officers and authorized representatives of the other full access to the properties, books and records of BioNexus or Chemrex, as the case may be, in order that each may have a full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of BioNexus or Chemrex, as the case may be, as the other shall from time to time reasonably request.

Section 5.02. Third Party Consents and Certificates. BioNexus and Chemrex agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

21

Section 5.03. Indemnification.

(a). Chemrex hereby agrees to indemnify BioNexus and each of the officers, agents and directors of BioNexus as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever) (the “Loss”), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentations made under Article I of this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for one year following the Closing.

(b). The Chemrex Shareholders, jointly and severally, agree to indemnify BioNexus and each of the officers, agents and directors of BioNexus as of the date of execution of this Agreement against any Loss, to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentations made under Article I and Article III of this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for three years following the Closing.

(c). BioNexus hereby agrees to indemnify Chemrex and each of the officers, agents, and directors of Chemrex and the Chemrex Shareholders as of the date of execution of this Agreement against any Loss to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made under Article II of this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for three years following the Closing.

Section 5.04. The Acquisition of BioNexus Common Shares. BioNexus, Chemrex Shareholders, and Chemrex understand and agree that the consummation of this Agreement including the issuance of the Exchange Shares to the Chemrex Shareholders in exchange for the Chemrex Shares as contemplated hereby constitutes the offer and sale of securities under the Securities Act and applicable state statutes. BioNexus, Chemrex Shareholders, and Chemrex agree that such transactions shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes, which depend, among other items, on the circumstances under which such securities are acquired.

(a). In connection with the transaction contemplated by this Agreement, BioNexus, Chemrex Shareholders, and Chemrex shall each file, with the assistance of the other and their respective legal counsel, such notices, applications, reports, or other instruments as may be deemed by them to be necessary or appropriate in an effort to document reliance on such exemptions, and the appropriate regulatory authority in the states where the shareholders of Chemrex reside unless an exemption requiring no filing is available in such jurisdictions, all to the extent and in the manner as may be deemed by such parties to be appropriate.

(b). In order to more fully document reliance on the exemptions as provided herein, Chemrex, the Chemrex Shareholders, and BioNexus shall execute and deliver to the other, at or prior to the Closing, such further letters of representation, acknowledgment, suitability, or the like as Chemrex or BioNexus and their respective counsel may reasonably request in connection with reliance on exemptions from registration under such securities laws.

22

(c). The Chemrex Shareholders acknowledge that the basis for relying on exemptions from registration or qualifications are factual, depending on the conduct of the various parties, and that no legal opinion or other assurance will be required or given to the effect that the transactions contemplated hereby are in fact exempt from registration or qualification.

(d). The Chemrex Shareholders acknowledge that neither BioNexus nor any of its officers, directors, consultants or agent make any representation regarding the value or potential value of the Exchange Shares now or at any time in the future. The Chemrex Shareholders further acknowledge that BioNexus shares of common stock are listed on the OTC-QB market and the ability of BioNexus to up-list to any other market will be dependent on the requirements of such markets for such uplisting.

Section 5.05. Notice to Other Party. From and after the date hereof and through the Closing Date, BioNexus and Chemrex covenant and agree that it will notify the other party in the event of any (a) breach of this Agreement,

Section 5.06. Fees and Expenses. All Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses whether or not the transaction is consummated. As used in this Agreement, “Expenses” shall include all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and all other matters relating to the closing of the transactions contemplated hereby.

ARTICLE VI

CONDITIONS PRECEDENT TO OBLIGATIONS OF BIONEXUS

Unless otherwise waived in writing by BioNexus, the obligations of BioNexus under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 6.01. Accuracy of Representations and Performance of Covenants. The representations and warranties made by Chemrex and Chemrex Shareholders in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement). Chemrex shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Chemrex prior to or at the Closing.

Section 6.02. Officer’s Certificate. BioNexus shall have been furnished with certificates dated the Closing Date and signed by a duly authorized executive officer of Chemrex, certifying that (a) each representations and warranties of Chemrex contained in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall be true and correct on and as of the Closing Date and (b) the Chemrex Schedules are correct, true and accurate on the Closing Date, inclusive of updated Schedules.

23

Section 6.03. Secretary’s Certificate. BioNexus shall have received a Certificate of Secretary of Chemrex in a form acceptable to BioNexus certifying attached copies of (i) the Memorandum of Association and Articles of Association of Chemrex, (ii) the resolutions of the Chemrex Board approving this Agreement, related documents and the transactions contemplated hereby and thereby; and (iii) the incumbency of each authorized officer of Chemrex this Agreement and related agreements.

Section 6.04. Good Standing. At Closing, BioNexus shall have received a certificate of good standing from the Malaysian government certifying that Chemrex is in good standing as a company in Malaysia.

Section 6.05. No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section 6.06. Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of Chemrex after the Closing Date on the basis as presently operated shall have been obtained.

Section 6.07. Legal Opinion. BioNexus shall have been furnished with an opinion dated the Closing Date, from the legal counsel of Chemrex, covering such matters as it relates to this Agreement and other matters reasonably requested by BioNexus.

Section 6.08. No Closing Material Adverse Effect. From the date of this Agreement until the Closing Date, there has not occurred a material adverse change in any of the assets, properties, business or operations of the Chemrex.

Section 6.09. Other Items.

(a). BioNexus shall have received such further opinions, documents, certificates or instruments relating to the transactions contemplated hereby as BioNexus may reasonably request.

24

ARTICLE VII

CONDITIONS PRECEDENT TO OBLIGATIONS OF CHEMREX

AND THE CHEMREX SHAREHOLDERS

Unless otherwise waived in writing by Chemrex, the obligations of Chemrex and the Chemrex Shareholders under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 7.01. Accuracy of Representations and Performance of Covenants. The representations and warranties made by BioNexus in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date. Additionally, BioNexus shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by BioNexus.

Section 7.02. Officer’s Certificate. Chemrex shall have been furnished with certificates dated the Closing Date and signed by duly authorized executive officers of BioNexus, certifying that that each representation and warranty of BioNexus contained in this Agreement (a) shall have been true and correct as of the date of this Agreement and (b) shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing.

Section 7.03. Secretary’s Certificate. Chemrex shall have received a Certificate of Secretary of the BioNexus in a form acceptable to Chemrex certifying attached copies of (i) the Memorandum of Association and Articles of Association of BioNexus, (ii) the Preferred Shares Resolution, (iii) the resolutions of the BioNexus Board approving this Agreement, related documents and the transactions contemplated hereby and thereby; and (iv) the incumbency of each authorized officer of BioNexus this Agreement and related agreements.

Section 7.04. Good Standing. Chemrex shall have received a certificate of good standing from the Wyoming Secretary, dated as of a date within ten days prior to the Closing Date certifying that BioNexus is in good standing as aa Wyoming corporation and has filed all tax returns required to have been filed by it to date and has paid all taxes reported as due thereon.

Section 7.05. No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section 7.06. Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of BioNexus after the Closing Date on the basis as presently operated shall have been obtained.

Section 7.07. No Closing Material Adverse Effect. From the date of this Agreement until the Closing Date, there has not occurred a material adverse change in any of the assets, properties, business or operations of BioNexus.

Section 7.08. Other Items. Chemrex shall have received further opinions, documents, certificates, or instruments relating to the transactions contemplated hereby as Chemrex may reasonably request.

25

ARTICLE VIII

CONDUCT PRIOR TO CLOSING AND CONDUCT OF

CHEMREX POST CLOSING

Section 8.01. Conduct of Business by BioNexus. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing Date, BioNexus shall carry on its business in the ordinary course and in substantial compliance with all applicable laws and regulations, pay their respective debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due subject to good faith disputes over such obligations, and use their commercially reasonable efforts consistent with past practices and policies to (i) preserve intact its present business organization, (ii) keep available the services of each of its present officers and employees, respectively, and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees and others with which each party has business dealings material to their respective business.

Section 8.02. Conduct of Business by the Chemrex. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing Date, Chemrex shall carry on its respective business in the ordinary course and in substantial compliance with all applicable laws and regulations, pay their respective debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due subject to good faith disputes over such obligations, and use their commercially reasonable efforts consistent with past practices and policies to (i) preserve intact its present business organization, (ii) keep available the services of each of its present officers and employees, respectively, and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees and others with which each party has business dealings material to their respective business.

ARTICLE IX

MISCELLANEOUS

Section 9.01. Brokers. BioNexus, Chemrex and the Chemrex Shareholders agree that, except as set out on Schedule 9.01. attached hereto, there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution or consummation of this Agreement. BioNexus, on one hand, and Chemrex and the Chemrex Shareholders (jointly and severally), on the other, agree to indemnify the other against any claim by any third person other than those described above for any commission, brokerage, or finder’s fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

Section 9.02. Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to the matters of state law, with the laws of the State of Wyoming. Venue for all matters shall be in the federal or state courts of Wyoming, without giving effect to principles of conflicts of law thereunder. Each of the parties (a) irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the federal courts of the United States. By execution and delivery of this Agreement, each party hereto irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid court, and irrevocably waives any and all rights such party may now or hereafter have to object to such jurisdiction. Each of the parties hereto agree that service of process to any party with respect to any action relating to the transactions contemplated by the Agreement may be accomplished pursuant to the methods set forth in Section 9.03.

26

Section 9.03. Notices. Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by telecopy, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

If to Chemrex, to:	4 Jalan CJ 1/6, Kawasan Perusahaan Cheras Jaya, 43200 Cheras, Selangor, Malaysia _________________

If to a Chemrex Shareholder to:	The respective address of each such party as set forth on the signature page hereof

If to BioNexus, to:	Unit 2, Level 10, Tower B, Avenue 3, The Vertical Business Suite II No. 8 Jalan Kerinchi 59200, Kuala Lumpur

With copies to:	Daniel H. Luciano, Esq. 242A West Valley Brook Road Califon, New Jersey 07830

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by telecopy and receipt is confirmed by telephone and (iv) three (3) days after mailing, if sent by registered or certified mail.

Section 9.04. Attorney’s Fees. In the event that either party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing party shall be reimbursed by the losing party for all costs, including reasonable attorney’s fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 9.05. Confidentiality. Each party hereto agrees with the other that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement. In the event of the termination of this Agreement without a Closing, each party shall return to the other party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each party will continue to comply with the confidentiality provisions set forth herein.

27

Section 9.06. Public Announcements and Filings. Unless required by applicable law or regulatory authority, none of the parties will issue any report, statement or press release to the general public, to the trade, to the general trade or trade press, or to any third party (other than its advisors and representatives in connection with the transactions contemplated hereby) or file any document, relating to this Agreement and the transactions contemplated hereby, except as may be mutually agreed by the parties. Copies of any such filings, public announcements or disclosures, including any announcements or disclosures mandated by law or regulatory authorities, shall be delivered to each party at least one (1) business day prior to the release thereof.

Section 9.07. Schedules; Knowledge. Each party is presumed to have full knowledge of all information set forth in the other party’s schedules delivered pursuant to this Agreement.

Section 9.08. Third Party Beneficiaries. This contract is strictly among the parties hereto , and, except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

Section 9.09. Entire Agreement. This Agreement (including its Schedules and exhibits) represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter. No supplement, modification or waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

Section 9.10. Survival; Termination. The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of three years.

Section 9.11. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

28

Section 9.12. Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may by amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

Section 9.13. Commercially Reasonable Efforts. Subject to the terms and conditions herein provided, each party shall use its commercially reasonable efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable. Each party also agrees that it shall use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

Section 9.14. Facsimile Signatures. Facsimile signatures shall be deemed rebuttably valid as to the execution of this Agreement.

Section 9.15. Mutual Drafting. No party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions hereof, and all provisions of this Agreement shall be construed according to their fair meaning and not strictly for or against any party.

[Signature Pages Follow]

29

[SIGNATURE PAGE]

IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first-above written.

BioNexus Gene Lab Corp.

Chan Chong Wong
Chief Executive Officer

Chemrex Corporation Sdn Bhd

Tham Too Kam
Director

Tan Liong Tai
Director

Lim Wei Foong
Director

Tan Kuan Yew @
Hing Kuan Yew
Director

Chemrex Shareholders

Tham Too Kam
12A Jalan SL 15/1, Bandar Sungai Long
43000 Kajang, Selangor, Malaysia

Tan Liong Tai
56 Jalan Bakau, Kepong Baru
Kuala Lumpur, Malaysia

Wong Kim Hai
24 Jalan Molek 3/8, Taman Molek
81100 Johor Baru, Johore, Malaysia

Tan Kuan Yew @ Hing Kuan Yew
32 Jalan Putra Mahkota 7/2H, Putra Heights
Subang Jaya, Selangor, Malaysia

Lim Wei Foong
37 Jalan PJU 3/20D, Tropicana Indah
47410 Petaling Jaya, Selangor, Malaysia

Lim Wei Yat
7 Jalan PJU 3/20F, Tropicana Indah
47410 Petaling Jaya, Selangor, Malaysia

30

Schedule 4.01

Chemrex Shareholder	Number of Chemex Shares Delivered	Number of BioNexus Shares Delivered

Tham Too Kam	340,000 shares	14,553,543 shares

Tan Liong Tai	340,000 shares	14,553,543 shares

Wong Kim Hai	340,000 shares	14,553,543 shares

Tan Kuan Yew @ Hing Kuan Yew	240,000 shares	10, 273,089 shares

Lim Wei Foong	170,000 shares	7,276,771 shares

Lim Wei Yat	170,000 shares	7,276,771 shares

31